UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2024

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 24, 2024, Mustang Bio, Inc. (the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with an institutional investor (the “Investor”) that held certain outstanding Series A-3 warrants to purchase up to an aggregate of 16,877,638 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), originally issued to the Investor on May 2, 2024 (the “Existing Warrants”). The Existing Warrants had an exercise price of $0.237 per share.

Pursuant to the Inducement Letter, the Investor agreed to exercise in full, for cash, the Existing Warrants in consideration for the Company’s agreement to issue in a private placement (x) new Series B-1 Common Stock purchase warrants (the “New Series B-1 Warrants”) to purchase up to 16,877,638 shares of Common Stock (the “New Series B-1 Warrant Shares”) and (y) new Series B-2 Common Stock Purchase Warrants (the “New Series B-2 Warrants” and, together with the New Series B-1 Warrants, the “New Warrants”) to purchase up to 16,877,638 shares of Common Stock (the “New Series B-2 Warrant Shares” and, together with the New Series B-1 Warrant Shares, the “New Warrant Shares”).

The closing of the transactions contemplated pursuant to the Inducement Letter occurred on October 25, 2024 (the “Closing Date”). The Company received aggregate gross proceeds of approximately $4 million from the exercise of the Existing Warrants by the Investor, before deducting placement agent fees and other expenses payable by the Company. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Company engaged H.C. Wainwright & Co., LLC (“H.C. Wainwright”) to act as its exclusive placement agent in connection with the transactions summarized above and paid H.C. Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds from the exercise of the Existing Warrants. In addition, the Company (i) reimbursed H.C. Wainwright for $50,000 of the fees and expenses of H.C. Wainwright’s legal counsel and other of its out-of-pocket expenses, (ii) reimbursed H.C. Wainwright for its non-accountable expenses in the amount of $25,000, and (iii) paid a management fee equal to 1.0% of the gross proceeds raised. The Company also issued to H.C. Wainwright or its designees (“PA Warrant Holders”) placement agent warrants (the “Placement Agent Warrants”) to purchase up to 1,012,658 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have the same terms as the New Series B-1 Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.2963 per share.

The issuance or resale of the shares of Common Stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-1 (File No. 333-278006), declared effective by the Securities and Exchange Commission (the “SEC”) on April 29, 2024.

The Company has agreed to file a registration statement providing for the resale of the New Warrant Shares (the “Resale Registration Statement”) within 30 calendar days of the date of the Inducement Letter, and to use best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 calendar days following the date of the Inducement Letter and to keep the Resale Registration Statement effective at all times until the Investor no longer owns any New Warrants or New Warrant Shares.

Pursuant to the Inducement Letter, for a period of twelve (12) months following the Closing Date, the Company agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as such term is defined in the Inducement Letter), subject to certain exceptions. Additionally, for a period of forty five (45) days after the Closing Date, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents (as such term is defined in the Inducement Letter), or file any registration statement or any amendment or supplement to any existing registration statement, subject to certain exceptions.

Terms of the New Warrants and Placement Agent Warrants

Duration and Exercise Price

Each New Warrant has an exercise price equal to $0.27 per share. The Placement Agent Warrants have an exercise price equal to $0.2963 per share. The New Series B-1 Warrants are exercisable on or after the date on which stockholder approval is received (the “Stockholder Approval Date”) with respect to the issuance of the Series B-1 Warrant Shares until the five-year anniversary thereafter. The New Series B-2 Warrants are exercisable on or after the Stockholder Approval Date with respect to the issuance of the Series B-2 Warrant Shares until the twelve (12) month anniversary thereafter. The Placement Agent Warrants are exercisable on or after the Stockholder Approval Date with respect to the issuance of the Placement Agent Shares until the five-year anniversary thereafter. The exercise price and number of New Warrant Shares and Placement Agent Warrant Shares issuable upon exercise of the New Warrants or Placement Agent Warrants are subject to customary adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Exercisability

The New Warrants and Placement Agent Warrants are exercisable, at the option of each holder, respectively, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise discussed below). A holder or PA Warrant Holder (together with their affiliates) may not exercise any portion of their New Warrants or Placement Agent Warrants, as applicable, to the extent that the holder or PA Warrant Holder would own more than 4.99% (or, at the election of the holder or H.C. Wainwright, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder or H.C. Wainwright to the Company, the holder or PA Warrant Holder may increase or decrease the amount of ownership of outstanding stock after exercising their New Warrants or Placement Agent Warrants, as applicable, up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants and Placement Agent Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New Warrants, or a PA Warrant Holder exercises its Placement Agent Warrants, a registration statement registering the resale of the New Warrant Shares and Placement Agent Warrants Shares by the holder and the PA Warrant Holder, respectively, under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder or the PA Warrant Holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants and Placement Agent Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants and Placement Agent Warrants, or by virtue of the holder’s or PA Warrant Holder’s ownership of shares of Common Stock, such holder or PA Warrant Holder does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants or such PA Warrant Holder exercises such Placement Agent Warrants. The New Warrants and Placement Agent Warrants provide that the holders of the New Warrants and the PA Warrant Holder have the right to participate in certain distributions or dividends paid on shares of Common Stock.

Fundamental Transactions

If at any time the New Warrants and Placement Agent Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions, effects a Fundamental Transaction (as such term is defined in the New Warrants and Placement Agent Warrants), a holder of New Warrants and the PA Warrant Holder is entitled to receive the number of shares of common stock of the successor or acquiring corporation, or of the Company if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of Common Stock for which the New Warrants and Placement Agent Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, the holder or H.C. Wainwright may, at their option, in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), cause the Company to purchase the unexercised portion of the New Warrants or Placement Agent Warrants from the holder or the PA Warrant Holder, respectively, by paying to the holder or the PA Warrant Holder, as applicable, an amount of cash equal to the Black Scholes Value (as defined in the New Warrants and Placement Agent Warrants) of the remaining unexercised portion of the New Warrants or Placement Agent Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants and Placement Agent Warrants may be modified or amended, or the provisions of the New Warrants or Placement Agent Warrants waived, with the Company’s, the holder’s or the PA Warrant Holder’s (as applicable) written consent.

The forms of the Inducement Letter, the New Series B-1 Warrant, New Series B-2 Warrant and the Placement Agent Warrant are attached as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively. The descriptions of the terms of the Inducement Letter, the New Series B-1 Warrant, the New Series B-2 Warrant and the Placement Agent Warrant are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02.	Unregistered Sales of Equity Securities.

The offer and sale of the New Warrants, the Placement Agent Warrants, the New Warrant Shares and the Placement Agent Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act.

The descriptions of the New Warrants and Placement Agent Warrants under Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2024, the Board of Directors (the “Board”) of the Company increased the number of directors on the Board from six to seven and appointed David Jin as a new member of the Board. Mr. Jin will serve as a director until his term expires at the 2024 annual meeting of stockholders, at which time he will stand for election by the Company’s stockholders.

Mr. Jin has served as the Chief Financial Officer since August 2022 and Head of Corporate Development since May 2020 of Fortress Biotech, Inc. (“Fortress”), an affiliate of the Company. He also serves as Interim Chief Operating Officer, Chief Financial Officer and Corporate Secretary of Avenue Therapeutics, Inc. (a Fortress partner company). Since August 2022, Mr. Jin has served as Treasurer of Fortress’ private subsidiaries, including Cyprium Therapeutics, Urica Therapeutics, Helocyte, and Cellvation. From March 2022 to August 2022, he served as Interim Chief Executive Officer at Avenue Therapeutics Inc. Prior to joining Fortress, Mr. Jin was a member of the Private Equity group at Barings focused on control equity and asset-based investments in pharma and biotech. Prior to that, he was Director of Corporate Development at Sorrento Therapeutics, and Vice President of Healthcare Investment Banking at FBR & Co. Mr. Jin began his career in management consulting at IMS Health (now IQVIA). Mr. Jin has a Bachelor of Science degree in Industrial Engineering & Management Sciences with a double-major in Mathematical Methods in the Social Sciences from Northwestern University.

There are no arrangements or understandings between Mr. Jin and any other person pursuant to which he was selected and appointed as a director and there is no family relationship between Mr. Jin and any of the Company’s directors or executive officers.

Mr. Jin is the Chief Financial Officer and Head of Corporate Development of Fortress, of which the Company is a majority-controlled subsidiary. Reference is made to “Certain Relationships and Related Transactions, and Director Independence” in the Company’s Annual Report on Form 10-K, filed with the SEC on March 11, 2024 (the “2023 Form 10-K”), for information required to be disclosed pursuant to Item 404(a) of Regulation S-K with respect to Fortress.

Mr. Jin will receive compensation based on the same policies as the Company’s other non-employee directors, which are described in the Company’s 2023 Form 10-K. In addition, in connection with his election to the Board, Mr. Jin will enter into the Company’s standard form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 8.01.	Other Events.

The Company issued a press release on October 24, 2024 announcing the entrance into the Inducement Letter and the exercise of the Existing Warrants, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
4.1	Form of New Series B-1 Warrant
4.2	Form of New Series B-2 Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Investor Inducement Letter
10.2	Form of Indemnification Agreement
99.1	Press Release, dated October 24, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: October 25, 2024
	By:	/s/ Peter Carney
Peter Carney
Corporate Controller